EXHIBIT A

TRACK DATA CORPORATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I. PURPOSE

The principal purpose of the Audit Committee is to oversee the integrity of the Company’s accounting and financial reporting processes and the audits of the Company's financial statements. In particular, the Audit Committee shall oversee (a) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance, and (d) the fulfillment of the other responsibilities set out herein and as the Board of Directors may from time to time prescribe. The Audit Committee shall also prepare the report required by the Securities and Exchange Commission (the "Commission") to be included in the Company’s annual proxy statement. The term "independent auditors" means the auditors that perform the audits of the Company that are required under the Securities Exchange Act of 1934 (the "Exchange Act") or the rules of the Commission thereunder.

II. MEETINGS

The Audit Committee shall meet as often as it deems necessary or advisable, but not less frequently than four times annually. The Audit Committee shall meet periodically with the Company’s management and its independent auditors in separate or joint sessions as deemed appropriate by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend any meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

III. MEMBERSHIP

The Audit Committee shall be appointed by the Board and shall be comprised of not fewer than three members of the Company's Board, each of whom shall meet the independence and other requirements of the Nasdaq National Market, the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Commission regarding audit committees, and the rules and regulations of any other relevant body, including those regarding independence and experience. All members of the Audit Committee shall be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission, and at least one member of the Audit Committee shall satisfy any applicable financial sophistication or financial expert requirements of the Nasdaq National Market.

IV. AUTHORITY

The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Company’s Board of Directors (the "Board"), and the independent auditors shall report directly to the Audit Committee. The Audit Committee shall have sole and direct authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace the Company's independent auditors.

In discharging its oversight role, the Audit Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine funding for, at the Company’s expense, independent legal counsel, additional independent auditors or other experts and advisors for this purpose. The Company shall provide the Audit Committee with appropriate funding to perform its duties, including payment of the Company's independent auditors and any experts or advisors retained by the Audit Committee.

V. KEY FUNCTIONS AND RESPONSIBILITIES

The following functions shall be the common recurring activities of the Audit Committee in carrying out its duties. The functions and responsibilities are set forth as a guide and may be varied from time to time by the Audit Committee as appropriate under the circumstances.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1.
Review and discuss with management and the Company's independent auditors the Company's annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the Company's independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

3.
Discuss with management and the Company’s independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company’s selection or application of accounting principles, the quality and adequacy of the Company’s internal controls and any special steps adopted in light of material deficiencies in such controls.

4.

Review with the auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

5.

Review and discuss with management the Company’s financial results to be included in its earnings press releases, including any "pro forma" or "adjusted" non-GAAP information (such function may be performed by the Chairperson of the Audit Committee on behalf of the Audit Committee in the case of quarterly financial results).

6.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification and disclosure process for reports on Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP
 WITH THE INDEPENDENT AUDITORS

1.
Pre-approve all auditing services, including the annual audit plan, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or for the Audit Committee or Board by the Company's independent auditors. However, as permitted pursuant to Section 10A(i)(3) of the Act, authority for such pre-approval may be delegated to one or more Audit Committee members, provided that all approvals of audit and non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

2.
Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit. Without management present, discuss with the Company’s independent auditors significant matters relating to the conduct of audits and attestation reports on management’s assessment of internal control over financial reporting, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures. Discuss with the independent auditors matters relating to the report of the Audit Committee that is required by Commission rules to be included in the Company's annual proxy statement.

3.
Obtain from the Company’s independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence; and take or recommend that the Board take appropriate action regarding the independence of the independent auditors. Ensure the rotation of the audit partners as required by law, and monitor the Company's hiring of employees or former employees of the independent auditors to ensure compliance with applicable law.

4.
Obtain and review an annual report by the Company’s independent auditors describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues.

5.
Evaluate the qualifications, performance and independence of the Company's independent auditors, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board at least once each year.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

1.
At the conclusion of each audit, obtain from the Company’s independent auditors assurance that during the course of the audit, the auditors did not become aware that an occurrence or a likely occurrence of an illegal act obligates the independent auditors under Section 10A(b) of the Exchange Act to assure that the Audit Committee is adequately informed of such occurrence.

2.	Approve or reject proposed related party transactions pursuant to requirements of the Exchange Act or Nasdaq.

3.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Discuss with the Company’s General Counsel and outside counsel any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

CHARTER

1.
Review and reassess the adequacy of this charter once each year and, if appropriate, make recommendations to the Board as to changes to this charter as the Audit Committee may deem necessary or advisable.

2.	Publish this charter in the proxy materials relating to Annual Meetings of Stockholders at least once every three years in accordance with SEC regulations.

OTHER

Discuss with management and the Board policies with respect to risk assessment and risk management, and review and discuss with management, the Board and the Company's independent auditors any annual reports by management on the Company’s internal control over financial reporting that are required by Commission rules and any related attestation reports that are required from the independent auditors pursuant to Commission rules.

VI. LIMITATION OF AUDIT COMMITTEE'S ROLE

The Audit Committee’s role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company's independent auditors.